CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated May 1, 2023, and each included in this Post-Effective Amendment No. 72 to the Registration Statement (Form N-1A, File No. 33-84546) of Pioneer Variable Contracts Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our reports dated March 1, 2023, with respect to the financial statements and financial highlights of Pioneer Bond VCT Portfolio, Pioneer Select Mid Cap Growth VCT Portfolio, Pioneer Mid Cap Value VCT Portfolio, Pioneer Equity Income VCT Portfolio, Pioneer Fund VCT Portfolio, Pioneer High Yield VCT Portfolio and Pioneer Strategic Income VCT Portfolio (seven of the funds constituting Pioneer Variable Contracts Trust) included in the Annual Reports to Shareholders (Form N-CSR) for the year ended December 31, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 26, 2023